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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest event reported): December 7, 2000
                                                        ----------------



                          WINDSOR PARK PROPERTIES 7,
                       A California Limited Partnership
                       --------------------------------
      (Exact Name of Registrant as Specified in its Declaration of Trust)


            California                   000-15699              33-0115651
            ----------                   ---------              ----------
   (State or Other Jurisdiction         (Commission            (IRS Employer
of Incorporation or Organization)       File Number)      Identification Number)



          6160 South Syracuse Way, Greenwood Village, Colorado 80111
          ----------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)

                                (303) 741-3707
                                --------------
             (Registrant's Telephone Number, Including Area Code)
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     Windsor Park Properties 7, A California Limited Partnership (the
"Partnership"), is pleased to report that (i) the proposals contained in its Consent Solicitation Statement, dated September 27, 2000 (the "Consent Statement"), were overwhelmingly approved and consented to by the limited partners of the Partnership (the "Limited Partners") and (ii) the Partnership closed on the Sales (as hereafter defined) on December 7, 2000. Capitalized terms not defined herein have the meanings ascribed to them in the Consent Statement.

     In the Solicitation, the General Partners sought the consent of the Limited Partners to (i) the proposed sale of the Partnership's five wholly-owned properties and its partial ownership interests in five other properties (the "Sales") to N'Tandem Properties, L.P., a Delaware limited partnership and a subsidiary of N'Tandem Trust, a California business trust, and (ii) the proposed liquidation of the Partnership pursuant to a plan of liquidation (the "Plan of Liquidation") following the closing of such Sales. N'Tandem Trust and N'Tandem Properties, L.P. are affiliates of the Partnership.

     The results of the Solicitation as of the close of the solicitation period were as follows: (i) Limited Partners holding 95,366 units of limited partner interest in the Partnership ("Units"), representing 62.8% of all issued and outstanding Units, returned consent forms, (ii) Limited Partners holding 95.4% of all Units for which consent forms were received consented to the Sales, (iii) Limited Partners holding 95.3% of all Units for which consent forms were received consented to the Plan of Liquidation, (iv) Limited Partners holding 3% of all Units for which consent forms were received withheld their consent to the Sales, (v) Limited Partners holding 2.7% of Units for which consent forms were received withheld their consent to the Plan of Liquidation, (vi) Limited Partners holding 1.6% of all Units for which consent forms were received abstained from consenting to the Sales, and (vii) Limited Partners holding 2% of all Units for which consent forms were received abstained from consenting to the Plan of Liquidation.

     A closing with respect to the Sales was held on December 7, 2000, resulting in net proceeds to the Partnership from the Sales of approximately $16,185,000. The aggregate purchase price paid by N'Tandem Trust for the Properties was $32,265,000, which included the net proceeds payable to the Partnership as well as $14,914,800 for the repayment of debt of the Partnership attributable to the Properties and applicable closing costs.

     Pursuant to the Plan of Liquidation, The Windsor Corporation, the Managing General Partner of the Partnership, is currently in the process of liquidating and dissolving the Partnership.

     The following information relating to the Sales and the Plan of Liquidation is contained in the Partnership's definitive Schedule 14A, filed with the Securities and Exchange Commission on September 27, 2000, which is hereby incorporated by reference: (i) a description of the Partnership's Properties and Ownership Interests and the manner of disposition thereof, (ii) the nature and the amount of the consideration received therefor and the principles followed in determining the amount of such consideration, (iii) the nature of the relationship between the purchaser and the Partnership and its General Partners and their respective affiliates and associates, and (iv) the nature of the business in which the assets were used by the Partnership.

Item 7.  Financial Statements and Exhibits

     (10.1) Purchase and Sale Agreement, dated December 5, 2000, by and between
               N'Tandem Properties, L.P., N'Tandem Trust and the Partnership.

     (99.1) Schedule 14A of the Partnership filed with the Securities and
               Exchange Commission on, September 27, 2000 and incorporated herein by reference.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 21, 2000        WINDSOR PARK PROPERTIES 7,
                                A California Limited Partnership

                                By: The Windsor Corporation, its General Partner

                                By:  /s/ Steven G. Waite
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                                     Steven G. Waite
                                     President